UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 26, 2008

WESTMOORE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33153	52-2220728
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

130 Chaparral Ct, Suite 150, Anaheim Hills, CA 92808
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 714-998-4425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

       On February 26, 2008, Westmoore Holdings, Inc. (the “Company”) and Matthew R. Jennings (“Mr. Jennings”) entered into an
Executive Employment Contract (the “Employment Contract”). As part of the Employment Contract, Mr. Jennings is to receive One
Million (1,000,000) shares of Series A Preferred Stock of the Company as part of his compensation for services rendered. The One Million
(1,000,000) shares of the Series A Preferred Stock of the Company shall be convertible to common shares of stock, at the option of Mr.
Jennings, on a one for ten basis. Each share of the Series A Preferred Stock of the Company shall be entitled to voting rights equal to 50 shares of the Common Stock of the Company. Mr. Jennings shall serve as the Company’s President for the term of five (5) years with a salary of $200,000 per year.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

       As of February 27, 2008, the Articles of Incorporation shall be restated to reflect that the Corporation is authorized to issue
Twenty Million (20,000,000) shares of Common Stock and Twenty Five Million (25,000,000) shares of Preferred Stock, both with a $0.01 par value. Of the Preferred Stock, 1,000,000 shares have been designated as Series A Preferred Stock.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Date: February 27, 2008

WESTMOORE HOLDINGS, INC.

By:	/s/ Shawn Crawford
Shawn Crawford, Secretary